Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of INVO Bioscience, Inc. of our report dated March 30, 2020, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, relating to the financial statements of INVO Bioscience, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ M&K CPAS LLC          .

M&K CPAS LLC

Houston, Texas January 19, 2021